EXHIBIT 16

COOPERS       COOPERS & LYBRAND L.L.P.          200 South Biscayne Boulevard      Tel. (305) 375-7400
& LYBRAND     a professional services firm      Suite 1900                        Fax  (305) 375-6221
                                                Miami, Florida  33131







June 9, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by Rexel, Inc. (copy attached), which we understand have been filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated May 20, 1997. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,




/s/ Coopers & Lybrand L.L.P.